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                                                                     EXHIBIT 3.9


     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

  Date Received                                    (FOR BUREAU USE ONLY)

  APR 14 1993


                                                           FILED

  Name                                                     APR 14 1993
          JANIS K. KUJAN, LEGAL ASSISTANT
-------------------------------------------                Administrator
  Address HONIGMAN MILLER SCHWARTZ AND COHN         MICHIGAN DEPARTMENT OF
          2290 FIRST NATIONAL BUILDING                     COMMERCE
-------------------------------------------         Corporation & Securities
City          State            Zip Code                     Bureau
     DETROIT, MI 48226
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 - DOCUMENT WILL BE RETURNED TO THE NAME        EFFECTIVE DATE:
   AND ADDRESS YOU ENTER ABOVE. -


                                                                457-767
                           ARTICLES OF INCORPORATION
                   FOR USE BY DOMESTIC PROFIT CORPORATIONS

         (Please read information and instructions on the last page)


        Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

ARTICLE I
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 The name of the corporation is:        DECO TECHNOLOGIES, INC.


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ARTICLE II
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 The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan.
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ARTICLE III
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 The total authorized shares:
 1.  Common Shares 60,000 No Par Value
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     Preferred Shares N/A
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 2. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:  None
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ARTICLE IV
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1. The address of the registered office is:


  4850 Coolidge Highway,         Royal Oak   , Michigan     48073-1023
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    (Street Address)               (City)                   (ZIP Code)

2. The mailing address of the registered office if different than above:


                                             , Michigan
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   (P.O. Box)                      (City)                   (ZIP Code)

3. The name of the resident agent at the registered office is: STEPHEN M. GRAND
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ARTICLE V
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The name(s) and address(es) of the incorporator(s) is (are) as follows:

Name                                    Residence or Business Address

JANIS K. KUJAN                  2290 FIRST NATIONAL BUILDING, DETROIT, MI 48226
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ARTICLE VI (Optional.  Delete if not applicable)
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Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
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SEAL APPEARS ONLY ON ORIGINAL
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ARTICLE VI (CONTINUED)
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delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.




Use space below for additional Articles or for continuation of previous Articles. Please identify any Article being continued or added. Attach additional pages if needed.



                                 ARTICLE VII


A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following.

        (1) A breach of the director's duty of loyalty to the corporation or its shareholders.
        (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.
        (3) A violation of Section 551(1) of the Michigan Business Corporation Act.
        (4) A transaction from which the director derived an improper personal benefit.
        (5) An act or omission occurring before the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the corporation shall not adversely affect any right or protection of any director of the corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

I (the incorporator) sign my name this 13th day of April, 1993.

                                      /s/ Janis K. Kujan
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                                      Janis K. Kujan

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SEAL APPEARS ONLY ON ORIGINAL